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                N-SAR ITEM 77H: CHANGE IN CONTROL OF REGISTRANT

Below are the persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

                           AS OF FEBRUARY 28TH 2014

         FUND                  NAME OF PERSON        OWNERSHIP % OF SERIES
         ----            --------------------------  ---------------------




                           AS OF SEPTEMBER 1ST 2013

         FUND                  NAME OF PERSON        OWNERSHIP % OF SERIES
         ----            --------------------------  ---------------------
COLUMBIA SMALL CAP       MERRILL LYNCH PIERCE
  GROWTH FUND I            FENNER & SMITH INC                27.39%